Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2009, with respect to the financial statements and supplemental schedules of the Multi-Color Corporation 401 (k) Savings Plan on Form 11-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Multi-Color Corporation on Form S-8 (File No. 333-129151, effective October 20, 2005).

/s/ Grant Thornton LLP

Cincinnati, Ohio

June 26, 2009